                                                                    EXHIBIT 10.1

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                            STOCK PURCHASE AGREEMENT



                                  by and among



                              CARMIKE CINEMAS, INC.


                                       and


                         GS CAPITAL PARTNERS III, L.P.,
                          and certain of its affiliates






                            Dated: November 22, 1998









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




                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1           DEFINITIONS..................................................................................1
         1.1        Definitions..................................................................................1

ARTICLE 2           PURCHASE AND SALE OF SECURITIES..............................................................6
         2.1        Purchase and Sale of Securities..............................................................6
         2.2        Certificates of Designation..................................................................6
         2.3        Closing......................................................................................6
         2.4        Use of Proceeds..............................................................................6

ARTICLE 3           REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................6
         3.1        Corporate Existence and Power................................................................7
         3.2        Subsidiaries.................................................................................7
         3.3        Corporate Authorization; No Contravention....................................................7
         3.4        Governmental Authorization; Third Party Consents.............................................7
         3.5        Binding Effect...............................................................................8
         3.6        Capitalization of the Company................................................................8
         3.7        SEC Filings; Financial Statements............................................................9
         3.8        Absence of Certain Developments..............................................................9
         3.9        No Undisclosed Liabilities...................................................................9
         3.10       Compliance with Laws.........................................................................9
         3.11       Litigation..................................................................................10
         3.12       Material Contracts..........................................................................10
         3.13       Private Offering............................................................................10
         3.14       Board Approval; DGCL 203; Stockholder Approval..............................................10

ARTICLE 4           REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS............................................11
         4.1        Existence and Power.........................................................................11
         4.2        Authorization; No Contravention.............................................................11
         4.3        Governmental Authorization; Third Party Consents............................................11
         4.4        Binding Effect..............................................................................11
         4.5        Purchase for Own Account, Etc...............................................................11
         4.6        Sufficient Funds............................................................................12

ARTICLE 5           COVENANTS OF THE COMPANY....................................................................12
         5.1        Conduct of Business.........................................................................12
         5.2        Indemnification of Brokerage................................................................13
         5.3        Rule 144....................................................................................13
         5.4        HSR Approval................................................................................13
         5.5        No Rights Plan..............................................................................13

ARTICLE 6           COVENANTS OF THE PURCHASER..................................................................14
         6.1        Indemnification of Brokerage................................................................14

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
ARTICLE 7           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS TO CLOSE..........................14
         7.1        Representations and Covenants...............................................................14
         7.2        Filing of Certificates of Designations......................................................14
         7.3        Opinion of Counsel to the Company...........................................................14
         7.4        No Actions..................................................................................15
         7.5        NYSE Listing................................................................................15

ARTICLE 8           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY TO CLOSE.............................15
         8.1        Representations and Covenants...............................................................15
         8.2        No Actions..................................................................................15

ARTICLE 9           REGISTRATION RIGHTS; PREEMPTIVE RIGHTS......................................................15
         9.1        Requested Registration......................................................................15
         9.2        Company Registration........................................................................17
         9.3        Transferability.............................................................................17
         9.4        Expenses of Registration....................................................................18
         9.5        Registration Procedures.....................................................................18
         9.6        Indemnification.............................................................................20
         9.7        Holdback Agreement..........................................................................23
         9.8        Other Registration Rights...................................................................24
         9.9        Preemptive Rights...........................................................................24

ARTICLE 10          DIRECTOR DESIGNATION RIGHT..................................................................25
         10.1       Directors...................................................................................25

ARTICLE 11          TERMINATION OF AGREEMENT....................................................................26
         11.1       Termination.................................................................................26
         11.2       Survival After Termination..................................................................27

ARTICLE 12          MISCELLANEOUS...............................................................................27
         12.1       Survival....................................................................................27
         12.2       Expenses....................................................................................27
         12.3       Notices.....................................................................................28
         12.4       Successors and Assigns......................................................................29
         12.5       Amendment and Waiver........................................................................29
         12.6       Counterparts................................................................................29
         12.7       Headings....................................................................................29
         12.8       GOVERNING LAW...............................................................................29
         12.9       Severability................................................................................30
         12.10      Entire Agreement............................................................................30
         12.11      Further Assurances..........................................................................30
         12.12      Public Announcements........................................................................30
         12.13      Specific Performance........................................................................30

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
                                                                              Page
                                                                              ----
EXHIBIT A   Form of Certificate of Designations of 5.5% Series A Senior
            Cumulative Convertible Exchangeable Preferred Stock

EXHIBIT B   Form of Opinion of Counsel to the Company

                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT, dated as of November 22, 1998 (this "Agreement"), by and among CARMIKE CINEMAS, INC., a Delaware corporation (the "Company"), and GS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("GSCPIII") and certain affiliates of GSCPIII set forth on the signature page of this Agreement (the "GSCP Affiliates", and together with GSCPIII, and including their respective successors and permitted assigns, the "Purchasers").

                  WHEREAS, the Company proposes to issue and sell to the Purchasers, and the Purchasers propose to buy, for an aggregate purchase price of Fifty-Five Million Dollars ($55,000,000.00), 550,000 shares of 5.5% Series A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Company;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS


                  1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

                  "Actions" means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings.

                  "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Person specified.

                  "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Allocation Notice" has the meaning assigned to such term in
Section 2.3(b).

                  "Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.

                  "Broker" has the meaning assigned to such term in Section 5.2.

                  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "Bylaws" means the bylaws of the Company, as the same may have been amended and in effect as of the Closing Date.

                  "Certificate of Designations" means the Certificate of Designations, in the form attached hereto as Exhibit A, relating to the Series A Preferred Stock.

                  "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, as the same may have been amended and in effect as of the Closing Date.

                  "Claims" means losses, claims, damages or liabilities, joint or several, Actions or proceedings (whether commenced or threatened).

                  "Class A Common Stock" means the Class A Common Stock, par value $.03 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Class B Common Stock" means the Class B Common Stock, par value $.03 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Closing" has the meaning assigned to such term in Section
2.3.

                  "Closing Date" has the meaning assigned to such term in
Section 2.3.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the Class A Common Stock and Class B Common Stock.

                  "Company Options" has the meaning assigned to such term in
Section 3.6.

                  "Contemplated Transactions" means the transactions contemplated by this Agreement, including without limitation the purchase and sale of the Series A Preferred Stock and the conversion of shares of Series A Preferred Stock into shares of Class A Common Stock from time to time in accordance with the Certificate of Designations.

                  "Contractual Obligation" means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust, credit agreement, note, evidence of indebtedness or other instrument, written or otherwise, to which such Person is a party or by which it or any of its property is bound.

                  "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Decrees" has the meaning assigned to such term in Section 3.10(a).

                  "Demand Notice" has the meaning assigned to such term in
Section 9.1(a).

                  "DGCL" means the Delaware General Corporation Law.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Exercising Holder" has the meaning assigned to such term in
Section 9.2(b).

                  "Existing Plans" has the meaning assigned to such term in
Section 3.6.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

                  "GSCPIII" has the meaning assigned to such term in the preamble.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

                  "HSR Clearance Date" has the meaning assigned to such term in
Section 10.1(b).

                  "HSR Requirements" has the meaning assigned to such term in
Section 3.4.

                  "Holder" means a holder of shares of Series A Preferred Stock or Registrable Securities.

                  "Initial Designees" means two individuals designated by GSCPIII in writing on or prior to the HSR Clearance Date to serve as directors on the Board of Directors.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

                  "Material Adverse Effect" has the meaning assigned to such term in Section 3.8.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Nasdaq" means The Nasdaq Stock Market Inc.'s National Market.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

                  "Preferred Stock" has the meaning assigned to such term in
Section 3.6.

                  "Proposed Securities" has the meaning assigned to such term in
Section 9.9(a).

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                  "Purchased Shares" has the meaning assigned to such term in
Section 2.1.

                  "Purchaser Designees" has the meaning assigned to such term in
Section 10.1(a).

                  "Registrable Securities" shall mean the shares of Common Stock
(1) into which shares of Series A Preferred Stock issued hereunder may be converted and any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock or (2) acquired in connection with the exercise of preemptive rights pursuant to Section 9.9, in each case until, in the case of any such share, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, or (ii) it is distributed to the public by the holder thereof pursuant to Rule 144.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Article 9 of this Agreement, including without limitation, (i) all Commission and stock exchange or the NASD registration and filing fees, (ii) all fees and expenses of complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) the fees and disbursements of counsel for the Company and of the Company's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel retained by the Exercising Holders (if GSCPIII is one of the Exercising Holders, such counsel to be selected by GSCPIII) as a group in connection with each such registration, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the NASD, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and (viii) securities acts liability insurance (if the Company elects to obtain such insurance).

                  "Registration Statement" shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Requirement of Law" means, as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, ordinance, qualification, license or franchise or determination (including, without limitation, those related to taxes and to environmental matters) of an arbitrator or a court or other Governmental Authority or of the NYSE or NASD or any national securities exchange on which the Common Stock is listed or admitted to trading, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

                  "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "SEC Reports" means all proxy statements, registration statements, reports and other documents filed or required to be filed by the Company or any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act since December 31, 1996.

                  "Section 9.1 Exercising Holder" has the meaning assigned to such term in Section 9.1(b).

                  "Section 9.2 Exercising Holder" has the meaning assigned to such term in Section 9.2(b).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Series A Preferred Stock" means the Company's 5.5% Series A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $1.00 per share, established by the filing of the Certificate of Designations thereof, in the form attached hereto as Exhibit A, in the Office of the Secretary of State of Delaware.

                  "Subsidiary" means in respect of any Person any other Person which, at the time as of which any determination is made, such Person or one or more of its Subsidiaries has, directly or indirectly, voting control.

                  "Transfer" means any sale, assignment, hypothecation, transfer or other disposition. "Transferor" and "Transferee" shall have correlative meanings.

                  "Violation" has the meaning assigned to such term in Section 9.6(a).

                                    ARTICLE 2

                         PURCHASE AND SALE OF SECURITIES

                  2.1 Purchase and Sale of Securities. Subject to the terms set forth herein and in reliance upon the representations set forth below, the Company agrees to sell to the Purchasers, and the Purchasers agree collectively to purchase from the Company, on the Closing Date, an aggregate of 550,000 shares of Series A Preferred Stock for the aggregate purchase price of $55,000,000.00 (all of the shares of Series A Preferred Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares").

                  2.2 Certificates of Designation. The Series A Preferred Stock shall have the powers, rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A.

                  2.3 Closing. (a) The purchase and issuance of the Purchased Shares shall take place at a closing (the "Closing") to be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 A.M., local time, on the Closing Date. The "Closing Date" shall be (i) the later of (1) November 30, 1998 or (2) the first Business Day after the conditions to closing set forth in Articles 7 and 8 (other than those to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived by the party entitled to waive such condition, or
(ii) such other date and time as the parties may agree.

                      (b) Not less than two Business Days prior to the Closing, the Purchasers shall advise the Company in writing (the "Allocation Notice") of the names in which to register the shares of Series A Preferred Stock to be purchased at the Closing (which shall be the names of one or more of the Purchasers or their nominees) and the number of shares to be purchased by each Purchaser (which numbers, when added together, shall equal 550,000). At the Closing, the Company shall deliver to the Purchasers certificates representing the Purchased Shares (each of which shall be fully paid, non-assessable and free and clear of any Liens), duly registered in the name of each Purchaser or its nominee (as set forth in the Allocation Notice), and the Purchasers shall deliver to the Company the aggregate purchase price therefor by wire transfer of immediately available funds to an account designated in writing by the Company to the Purchasers at least two Business Days before the Closing.

                  2.4 Use of Proceeds. Funds received by the Company in respect of the aggregate purchase price referred to in Section 2.1 shall be used by the Company solely to reduce borrowings under indebtedness outstanding on the date hereof.



                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


                  The Company hereby represents and warrants to the Purchasers as follows:

                  3.1 Corporate Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

                  3.2 Subsidiaries. Except as set forth on Schedule 3.2, the Company has no Subsidiaries and no material interest or investments in any corporation, partnership, limited liability company, trust or other entity or organization. Each Subsidiary listed on Schedule 3.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified or authorized would not have a Material Adverse Effect. Except as disclosed on Schedule 3.2, all of the issued and outstanding capital stock (or equivalent interests) of each Subsidiary set forth on Schedule 3.2 has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any Liens and there are no rights, options or warrants outstanding or other agreements to acquire shares of capital stock (or equivalent interests) of such Subsidiary.

                  3.3 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Contemplated Transactions, (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or Bylaws of the Company or the organizational documents of its Subsidiaries; and (c) except as would not have a Material Adverse Effect, do not violate or result in any breach or contravention of, a default under, or an acceleration of any obligation under or the creation (with or without notice, lapse of time or both) of any Lien under, any Contractual Obligation of the Company or its Subsidiaries or any Requirement of Law applicable to the Company or its Subsidiaries. No event has occurred and no condition exists which (upon notice or the passage of time or both) would constitute, or give rise to: (i) any breach, violation, default, change of control or right to cause the Company to repurchase or redeem under, (ii) any Lien on the assets of the Company or any of its Subsidiaries under, (iii) any termination right of any party under or (iv) any change or acceleration in the rights or obligations of any party under, any indenture, mortgage, deed of trust, credit or other agreement, contract, lease, license, note or other evidence of indebtedness or other material agreement of the Company or its Subsidiaries or the Certificate of Incorporation or Bylaws or the organizational documents of the Company's Subsidiaries, except for any such breach, violation, default acceleration, creation or change that does not, individually or in the aggregate, have a Material Adverse Effect.

                  3.4 Governmental Authorization; Third Party Consents. Except as would not have a Material Adverse Effect or materially affect the Purchasers' ability to own the Purchased

Shares and exercise the rights incident thereto, no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by the Company, or enforcement against the Company, of this Agreement or the Contemplated Transactions; provided, however, that expiration or termination of the waiting periods under the HSR Act applicable to the purchase of voting securities of the Company by the Purchasers or the receipt of any necessary clearance from any appropriate Governmental Authority charged with enforcement of the HSR Act with respect thereto (collectively, the "HSR Requirements") is required in order for the Purchasers to have the directors designation rights set forth in Article 10 hereof and for the Purchased Shares to have voting rights.


                  3.5 Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  3.6 Capitalization of the Company. The authorized capital stock of the Company consists of (i) 27,500,000 shares of Common Stock, of which 22,500,000 shares are designated as Class A Common Stock and 5,000,000 shares are designated as Class B Common Stock, and (ii) 1,000,000 shares of preferred stock, par value $1.00, of the Company (the "Preferred Stock"). As of November 22, 1998, (a) no shares of Preferred Stock were issued or outstanding, (b) 9,942,487 shares of Class A Common Stock were issued and outstanding, (c) 1,420,700 shares of Class B Common Stock were issued and outstanding, and (d) 1,935,000 shares of Class A Common Stock were reserved for or subject to issuance upon the exercise of outstanding Company Options or upon conversion of outstanding shares of Class B Common Stock. Schedule 3.6 sets forth a true and correct list of all outstanding options or warrants to purchase shares of any class or series of capital stock of the Company (collectively, the "Company Options") and a true and correct list of each of the Company's stock option, incentive or other plans pursuant to which options or warrants to purchase capital stock of the Company may be issued (collectively, the "Existing Plans"). Except (1) as set forth in the second sentence of this Section 3.6, (2) shares of Common Stock issued (i) pursuant to the exercise of outstanding Company Options or (ii) on the conversion of outstanding shares of Class B Common Stock and (3) options granted under Existing Plans after the date hereof, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of capital stock of the Company nor will the Company be contractually obligated to issue any shares of capital stock or to purchase, redeem or otherwise acquire any of its outstanding shares of capital stock. The Company has not created any "phantom stock," stock appreciation rights or other similar rights the value of which is related to or based upon the price or value of the Common Stock. None of the Company's outstanding debt or debt instruments provide voting rights with respect to the Company to the holders thereof. No stockholder of the Company or other Person is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company. All of the issued and outstanding shares of Common Stock are, and the Purchased Shares (when issued hereunder) after payment of the purchase price therefor to the Company, will be, duly authorized, validly issued, fully paid, nonassessable, and free and clear of all Liens (other than any such Liens imposed by the Purchasers or any of their creditors). Except as set forth on Schedule 3.6 hereto, the Company has not granted to any Person the right to demand or request that the Company effect a registration under the Securities Act of any securities held by such Person or to include any securities of such Person in any such registration by the Company.

                  3.7 SEC Filings; Financial Statements. The Company has timely filed all SEC Reports. Each SEC Report complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the SEC Reports, in light of the circumstances under which they were made, not misleading. Each of the Company's financial statements (including, in each case, any related notes) contained in the SEC Reports complied as to form in all material respects with applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the financial position of the Company and its Subsidiaries as at the respective dates and the results of operations and cash flows for the periods indicated, except that unaudited financial statements were subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                  3.8 Absence of Certain Developments. Since December 31, 1997, except as described in the SEC Reports filed with the Commission prior to the date hereof, (a) the Company has operated in the ordinary course and (b) there has been no material adverse change, or any developments that, individually or in the aggregate, would reasonably be expected to cause material adverse change, in or affecting the business, results of operations, management or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

                  3.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations disclosed or reserved against in the SEC Reports filed prior to the date of this Agreement or (b) liabilities or obligations which could not have, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

                  3.10 Compliance with Laws. Except as would not have a Material Adverse Effect, the Company and each of its Subsidiaries: (a) in the conduct of its business, is not, and since December 31, 1996, has not been, in violation of any Requirement of Law, or any judgments, orders, rulings, injunctions or decrees of Governmental Authority (collectively, "Decrees"), applicable thereto or to the employees conducting such business;

                       (b) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to conduct its businesses as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the best of the Company's knowledge, no suspension or cancellation of any of them is threatened; and

                       (c) has received, since December 31, 1996, no notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the Requirements of Law or Decrees which such Governmental Authority enforces or (ii) threatening to revoke any permit, license, authorization, order or approval.

                  3.11 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or relating to this Agreement or the Contemplated Transactions which, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially delay or prohibit the Closing. The Company is not subject to any Decree that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  3.12 Material Contracts. All of the Company's Contractual Obligations that are required to be described in the SEC Reports or to be filed as exhibits thereto are described in the SEC Reports or filed as exhibits thereto, as so required. Neither the Company nor any of its Subsidiaries nor any other party is in breach of or in default under any of the Company's Contractual Obligations except for such breaches and defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.13 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale, or issuance of the Purchased Shares pursuant to this Agreement, assuming the accuracy of the Purchaser's representation contained in Section 4.5.

                  3.14 Board Approval; DGCL 203; Stockholder Approval. (a) The Board of Directors, at a meeting duly called and held, has determined the Contemplated Transactions to be advisable and in the best interests of the Company and its stockholders and has approved the Contemplated Transactions.

                       (b) The Company has taken all action necessary to cause the restriction contained in Section 203 of the DGCL to be inapplicable to the Contemplated Transactions and to approve the Purchasers becoming "interested stockholders" within the meaning of Section 203 of the DGCL, whether by way of the Contemplated Transactions, conversion of the Series A Preferred Stock or any future transaction.

                       (c) No approval of this Agreement or of the Contemplated Transactions by the holders of any shares of capital stock of the Company is required in connection with the execution or delivery of this Agreement or the consummation of the Contemplated Transactions, whether pursuant to the DGCL, the Certificate of Incorporation or Bylaws of the Company, the rules and regulations of the NYSE, or otherwise.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


                  Each Purchaser hereby represents and warrants to the Company as follows as to itself:


                  4.1 Existence and Power. Such Purchaser (a) is duly organized and validly existing as a limited partnership under the laws of the jurisdiction of its formation (except that Goldman Sachs & Co. Verwaltungs GMBH is a civil law partnership under German law) and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

                  4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and the Contemplated Transactions(a) have been duly authorized by all necessary partnership action,
(b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, except for such violations, conflicts, breaches or Liens which will not result in a material adverse effect on such Purchaser's ability to consummate the Contemplated Transactions.

                  4.3 Governmental Authorization; Third Party Consents. Except as would not have a Material Adverse Effect or materially affect the Purchasers' ability to own the Purchased Shares and exercise the rights incident thereto, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser, or enforcement against such Purchaser, of this Agreement or the consummation of the Contemplated Transactions; provided, however, that satisfaction of the HSR Requirements is required in order for the Purchasers to have the director designation rights set forth in Article 10 hereof and for the Purchased Shares to have voting rights.

                  4.4 Binding Effect. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

                  4.5 Purchase for Own Account, Etc. (a) Purchase for Own Account. The Purchased Shares are being acquired by such Purchaser for its own account and with no current intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective Registration Statement under the Securities Act or under an exemption from said registration available under the Securities Act. Such Purchaser understands and agrees that if such Purchaser should in the future decide to dispose of any Purchased Shares, it may do so only in compliance with the Securities

Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on all certificates representing such Purchased Shares to the following effect:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

The legend set forth above may be removed if and when the securities represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or upon the Company's receipt of an opinion of counsel, in form and substance and from counsel reasonably satisfactory to the Company and its counsel, confirming that any sale or transfer of such securities will not require registration of such securities under the Securities Act or under any blue sky or similar laws. In such event, the holder of any such certificate may exchange such certificate for a new certificate, without legend, representing the same number of shares of Series A Preferred Stock as were represented by the certificate so exchanged, and the Company shall promptly issue and deliver such new certificate upon receipt of the old, which shall thereupon be cancelled.

                  (b) Purchaser Status. Such Purchaser is an "Accredited Investor" (as defined in Rule 501(a)) under the Securities Act.

                  (c) Restricted Shares. Such Purchaser understands (i) that the Purchased Shares have not been, and the shares of Class A Common Stock issuable upon conversion of the Purchased Shares (the "Conversion Shares") will not be, registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Purchased Shares and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

                  4.6 Sufficient Funds. Each Purchaser will have available funds sufficient to purchase such Purchaser's allocation of the Purchased Shares in accordance with the terms of this Agreement and to perform its obligations hereunder.

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

                  5.1 Conduct of Business. From the date hereof through the Closing Date, the Company and its Subsidiaries shall conduct their businesses in the ordinary course, consistent with past practice and generally in a manner such that the representations and warranties contained in Article 3 shall continue to be true and correct in all material respects on and as of the Closing Date (except for representations and warranties made as of a specific date) as if made on and as of the Closing Date. The Company shall give the Purchasers prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of (i) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or (ii) any covenant of the Company contained in this Agreement; provided, however, that no such notification shall relieve or cure any such breach or violation of any such representation, warranty or covenant or otherwise affect the accuracy of any such representation or warranty for the purposes of Section 7.1.

                  5.2 Indemnification of Brokerage. The Company represents and warrants to the Purchasers that no broker, finder, agent or similar intermediary (a "Broker") has acted on behalf of the Company or its Subsidiaries in connection with this Agreement or the Contemplated Transactions, and that there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or any of the Subsidiaries or any action taken by the Company or any of its Subsidiaries.

                  5.3 Rule 144. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Purchasers may reasonably request, all to the extent required to enable the Purchasers to sell the Common Stock into which the Purchased Shares may be converted pursuant to and in accordance with Rule 144. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

                  5.4 HSR Approval. Promptly upon execution and delivery (and in any event within five (5) Business Days of the date of this Agreement), the Purchasers and the Company will prepare and file, or cause to be prepared and filed, with the appropriate Governmental Authorities, the requisite notification with respect to the Contemplated Transactions pursuant to the HSR Act. Thereafter, the Purchasers and the Company shall promptly supply all information requested by Governmental Authorities in connection with the HSR Act notification and cooperate with each other in responding to any such request, and the Company shall use all reasonable efforts to cause the applicable HSR Act waiting periods to be terminated early or to expire without further inquiry or extension of time by any Governmental Authority and otherwise to cause the HSR Requirements to be satisfied, including by supplying all information requested by Governmental Authorities in connection therewith, and to cooperate with the Purchasers in connection with the satisfaction of the HSR Requirements and the HSR Act generally.

                  5.5 No Rights Plan. From the date hereof through the first date on which shares of Series A Preferred Stock are convertible into Class A Common Stock pursuant to the Certificate of Designations, and thereafter for so long as the Purchasers collectively beneficially own Common Stock representing at least 5% of the total voting power of the Company (assuming conversion of all shares of Series A Preferred Stock into Class A Common Stock, regardless of whether such shares are actually then convertible), the Company shall not adopt or enter into any "poison pill" rights plan or any similar plan or agreement or declare or pay any dividend of any rights to purchase capital stock of the Company in connection with such a plan or agreement unless such plan or agreement would permit the Purchasers, their Affiliates and their managed accounts to beneficially own, in the aggregate, all of the shares of capital stock of the Company then owned or held by them at such time plus an additional number of shares of capital stock representing an additional 5% of the total voting power of the Company without causing or triggering any adverse consequences to the Purchasers or otherwise giving rise to any rights in any other person (including any of the Company's stockholders) as a result thereof.


                                    ARTICLE 6

                           COVENANTS OF THE PURCHASER

                  6.1 Indemnification of Brokerage. The Purchasers covenant that no Broker has acted on behalf of any Purchaser in connection with this Agreement or the Contemplated Transactions, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with any Purchaser, or any action taken by any Purchaser. Each Purchaser agrees to indemnify and hold harmless the Company from any Action or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of such Purchaser, and to bear the cost of legal expenses incurred in defending against any such claim.

                                    ARTICLE 7

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE

                  The obligations of the Purchasers to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the
Purchasers:

                  7.1 Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; the Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date; and the Company shall have delivered to the Purchasers a certificate, dated the date of the Closing and signed by an executive officer of the Company, to the foregoing effect.

                  7.2 Filing of Certificate of Designations. The Certificate of Designations of the Series A Preferred Stock in the form attached hereto as Exhibit A shall have been filed with the Office of the Secretary of State of the State of Delaware in accordance with Section 242 of the DGCL.

                  7.3 Opinion of Counsel to the Company. The Purchasers shall have received the legal opinion of Troutman Sanders LLP, counsel to the Company, dated the Closing Date, addressed to the Purchaser, in a form reasonably acceptable to the Purchasers and such counsel.

                  7.4 No Actions. (a) No Action shall be pending by or before any Governmental Authority (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit this Agreement or the consummation of the Contemplated Transactions.

                      (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.

                  7.5 NYSE Listing. The shares of Class A Common Stock issuable upon conversion of the Purchased Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                                    ARTICLE 8

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                            OF THE COMPANY TO CLOSE

                  The obligation of the Company to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

                  8.1 Representations and Covenants. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; the Purchasers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date; and the Purchasers shall have delivered to the Company a certificate, dated the date of the Closing and signed by a general partner of each Purchaser, to the foregoing effect.

                  8.2 No Actions. (a) No Action shall be pending by or before any Governmental Authority (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit this Agreement or the consummation of the Contemplated Transactions.

                      (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.

                                    ARTICLE 9

                     REGISTRATION RIGHTS; PREEMPTIVE RIGHTS


                  9.1 Requested Registration. (a) If the Company shall receive from Holders of Registrable Securities or Purchased Shares representing, in the aggregate, at least a majority of the Registrable Securities (which calculation shall include all Registrable Securities then outstanding and all Registrable Securities into which all shares of Series A Preferred Stock then outstanding may be converted), a written request (which shall specify whether the distribution will be made by means of an underwriting) that the Company effect a registration (a "Demand Notice") with respect to all or a part of the Registrable Securities, which Demand Notice shall request registration of a number of shares of Class A Common Stock reasonably expected to have an aggregate selling price of $20,000,000.00 or more, the Company will, as soon as practicable, use its reasonable best efforts to effect such registration under the Securities Act (which shall be a "shelf" registration statement pursuant to Rule 415 under the Securities Act (or a successor provision), if so requested by the Holders of a majority of the Registrable Securities specified in the Demand Notice and if the Company is eligible therefor at such time) as may be so requested and as would permit or facilitate the sale and distribution of the Registrable Securities as are specified in such request; provided, however, that the Company shall not be required to effect any registration requested pursuant to this Section 9.1(a) if at the time the Demand Notice is received (i) the shares are eligible for sale and capable of being sold at such time pursuant to Rule 144 promulgated under the Securities Act and (ii) the number of shares of Class A Common Stock sought to be included in such registration does not exceed 1% of the number of shares of such class outstanding. After the Company has effected two (2) such registrations pursuant to this Section 9.1(a), the related Registration Statements have been declared effective and the distribution contemplated thereunder completed, the Company shall have no further obligation under this
Section 9.1(a).

                      (b) Section 9.1(a) notwithstanding, if the Company shall furnish to Holders who have elected to exercise their rights under Section 9.1(a) (each, a "Section 9.1 Exercising Holder") a certificate signed by the President or the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, disclosure of certain information that would otherwise be required to be disclosed in a Registration Statement to be filed pursuant to Section 9.1(a) would be seriously detrimental to the Company, and it is therefore desirable and in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of time after receipt of such request; provided, however, that the Company may not defer such filing more than once in any 12-month period and the aggregate period of time during any such 12-month which the Company may defer such filing shall not exceed 90 days.

                      (c)   If the Company or any stockholder, other than a
Section 9.1 Exercising Holder, wishes to offer any of its securities in connection with any registration initiated pursuant to this Section 9.1, no such securities may be offered by the Company or such other stockholder without the consent of the Holders of a majority of the Registrable Securities specified in the Demand Notice related to such offering.

                      (d) In connection with any underwritten offering pursuant to this Section 9.1, Section 9.1 Exercising Holders shall have the right to select the underwriter or underwriters, which shall be a nationally recognized investment banking firm or firms reasonably acceptable to the Company; provided that for so long as the Purchasers together hold at least a majority of the Registrable Securities, GSCPIII shall have the right, in its sole discretion, to select an underwriter or underwriters on behalf of the Exercising Holders. If Goldman, Sachs & Co. is selected as an underwriter, Goldman, Sachs & Co. shall appoint a qualified independent underwriter, if necessary.

                  9.2 Company Registration. (a) If the Company shall determine to register any shares of Common Stock for the account of the Company, a security holder or holders or otherwise (other than a registration relating solely to employee benefit plans, or a registration relating solely to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), the Company will promptly deliver to each of the Holders a written notice of such proposed transaction at least 20 Business Days prior to the filing of a registration statement and include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in written requests made by Holders within ten Business Days after receipt of the written notice from the Company described above. Each Holder shall be entitled to have its shares included in an unlimited number of registrations pursuant to this Section 9.2.

                      (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 9.2(a). In such event, the right of each Holder to registration pursuant to
Section 9.2(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. If the Holders shall have elected to exercise their rights under Section 9.2(a) (each, a "Section 9.2 Exercising Holder," and, together with the Section 9.1 Exercising Holders, the "Exercising Holders"), they shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 9.2, if the representative determines and so advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Section 9.2 Exercising Holders and any other Person (other than the Company) registering shares under such registration. In such an event, the number of Registrable Securities that may be included in the registration and underwriting by the Section 9.2 Exercising Holders and each other Person (other than the Company) registering shares under such registration, shall be reduced, on a pro rata basis (based on the number of shares of Common Stock requested to be included by each such Section 9.2 Exercising Holder (counting shares of Series A Preferred Stock on an as-converted-to-common basis) and each other Person (other than the Company) registering shares under such registration), by such minimum number of shares as is necessary to comply with such limitation. If a Section 9.2 Exercising Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  9.3 Transferability. Each Transferee of Registrable
Securities wishing to participate as an Exercising Holder in any registration pursuant to Section 9.1 or 9.2 shall, prior thereto, execute and deliver to the Company a letter agreement (and shall cause each other Person to whom it assigns its registration rights under this Article 9 to execute and deliver to the Company a similar letter agreement) in form and substance satisfactory to the Company, pursuant to which such Transferee (or such other Person or Persons to whom it assigns its registration rights under this Article 9) agrees to comply with the requirements of this Article 9 (including this sentence) to the same extent and subject to the same terms and conditions as a Purchaser.

                  9.4 Expenses of Registration . The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Article 9; provided, however, that each Exercising Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Article 9.

                  9.5 Registration Procedures . In the case of each registration effected by the Company pursuant to Article 9, the Company will:

                      (a) prepare and file with the Commission, as promptly as practicable, the requisite Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective;


                      (b) (i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective (but, in the case of a Registration Statement that is not a "shelf" registration, only for the period of time reasonably necessary to permit the Exercising Holders to dispose of all the Registrable Securities included in such offering) and (ii) comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement during such period;

                      (c) furnish to the Exercising Holders prior to the filing of the requisite Registration Statement copies of drafts of such Registration Statement as is proposed to be filed (and give such Exercising Holders and their counsel a reasonable opportunity to comment on such documents), and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents in such quantities as the Exercising Holders may reasonably request from time to time in order to facilitate its distribution;

                      (d) notify the Exercising Holders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information and promptly deliver to the Exercising Holders and their counsel copies of any comments received from the Commission;

                      (e) notify the Exercising Holders, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any Prospectus forming a part of the Registration Statement has been filed;

                      (f) advise the Exercising Holders promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

                      (g) use all reasonable efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Exercising Holders (or the managing underwriter, in the case of underwritten offerings) reasonably request; provided that the Company shall not be required to qualify to do business or become subject to service of process or taxation in any jurisdiction in which it is not already so qualified or subject;

                      (h) use all reasonable efforts, including filing any necessary listing applications with any securities exchange or Nasdaq, to cause the Registrable Securities included in the Registration Statement to be listed on any securities exchange or authorized for quotation on any national quotation system on which any of the Common Stock is then listed;

                      (i) notify the Exercising Holders, at any time when a Prospectus relating to the proposed sale is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                      (j) enter into customary agreements (including without limitation, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities included in the Registration Statement;

                      (k) in the case of a Registration Statement filed pursuant to Section 9.1 involving a shelf Registration Statement, prepare and file with the Commission such amendments and supplements to such shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such shelf Registration Statement effective until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) the second anniversary of the initial date of the effectiveness of such shelf Registration Statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement;

                      (l) make available, upon reasonable prior notice and during normal business hours in New York City, for inspection by Exercising Holders, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Exercising Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees, upon reasonable prior notice and during normal business hours in New York City, to supply all relevant information reasonably requested by the Exercising Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement;

                      (m) request the Company's independent public accountants to provide to the underwriters, if any, and the Exercising Holders, if permissible, a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters to underwriters in connection with public offerings;

                      (n) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter in an underwritten offering; and

                      (o) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be requested by the Exercising Holders of Registrable Securities covered by a Registration Statement or the lead managing underwriter of an underwritten offering.

                  9.6 Indemnification. (a) In the event of any registration of any Registrable Securities pursuant to this Article 9, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Exercising Holder, its directors, officers, members, managers, managing directors, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, members, managers, managing directors, fiduciaries, employees and stockholders or general and limited partners thereof), each other Person who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, members, managers, fiduciary, managing director, employee and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person's directors, officers, members, managers, managing directors, fiduciaries, employees and stockholders or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all Claims in respect thereof and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any Violation which occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such indemnified party expressly stating that such information is for use therein.

                      (b) Each Exercising Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 9.6), to the extent permitted by law, the Company, its directors, officers, fiduciaries, employees and stockholders (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof) and each Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, controlling the Company within the meaning of the Securities Act and all other prospective sellers in such registration and their directors, officers, fiduciaries, employees and stockholders or general and limited partners and respective controlling Persons (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners) against any and all Claims and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation which occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Exercising Holder or underwriter or qualified independent underwriter, if any, expressly stating that such information is for use in connection with any Registration Statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing; provided, however, that the aggregate amount which any such Exercising Holder shall be required to pay pursuant to this Section 9.6(b) and Sections 9.6(c) and
(e) shall be limited to the amount of the net proceeds received by such Exercising Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such claim.

                      (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 9.6 (with appropriate modifications) shall be given by the Company and each Exercising Holder (if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected), severally and not jointly, with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

                      (d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any Action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 9.6, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 9.6, except to the extent the indemnifying party is actually materially prejudiced thereby, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 9.6. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (C) does not include any injunctive or other non-monetary relief.

                      (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under
Section 9.6(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other from the relevant offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 9.6(d) above and the indemnifying party is prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of but also the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 9.6(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this
Section 9.6(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 9.6(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 9.6(e) to contribute any amount in excess of (x) in the case of an indemnifying party that is a Holder of Registrable Securities, the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, or (y) in the case of an indemnifying party that is an underwriter or a qualified independent underwriter, the amount of the commission received by it in connection with the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less, in any such case referred to in (x) and (y), the amount of all indemnification and contribution payments made pursuant to Sections 9.6(b) and (c) and this Section 9.6(e), as the case may be, in connection with such offering.

                      (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the Transfer of the Registrable Securities by any such party.

                      (g) The indemnification and contribution required by this Section 9.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                      (h) In connection with underwritten offerings, the Company will use reasonable best efforts to negotiate terms of indemnification that are reasonably favorable to the various sellers pursuant thereto, as appropriate under the circumstances, and that are no less favorable to such sellers than the terms contained in this Section 9.6.

                  9.7 Holdback Agreement. (a) If requested in writing by the Company or the underwriter, if any, of any offering affording Holders of Registrable Securities registration rights pursuant to Section 9.2 each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) within fourteen (14) days before or 90 days after the effective date of a Registration Statement affording Holders registration rights pursuant to Section 9.2, or for such shorter period as the sole or lead managing underwriter shall request, in any such case, unless consented to by such underwriter.

                      (b) If requested in writing by the underwriter of any offering in connection with any registration pursuant to Section 9.1, the Company agrees not to effect any public sale or distribution (other than public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee or director benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition by the Company) of any Registrable Securities or any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within fourteen (14) days before or 90 days after the effective date of a registration statement filed in connection with a registration pursuant to Section 9.1, or for such shorter period as the sole or lead managing underwriter shall request, in any such case, unless consented to by such underwriter.

                  9.8 Other Registration Rights. The Company shall not grant any right of registration under the Securities Act relating to any of its securities to any Person other than the Purchasers if such rights would or could reasonably be expected to frustrate, impede or limit the Purchasers' rights pursuant to Section 9.2.

                  9.9 Preemptive Rights. (a) From the Closing Date through the date on which shares of Series A Preferred Stock first become convertible into shares of Class A Common Stock pursuant to the Certificate of Designations, and thereafter for so long as the Purchasers collectively beneficially own (assuming conversion of all shares of Series A Preferred Stock into Class A Common Stock, regardless of whether such shares are actually then convertible) not less than 5% of the total number of shares of Common Stock outstanding from time to time, in the event the Company proposes to issue Common Stock of any kind (including any warrants, options or securities or units comprising securities convertible into or exchangeable for Common Stock or rights to acquire the same) of the Company, other than (1) pursuant to a bona fide public offering to or through a nationally recognized investment banking firm in which, to the Company's knowledge, no single Person or its Affiliates (excluding members of the underwriting syndicate, if an underwritten offering) purchases 10% or more of the shares sold in such offering, (2) pursuant to an employee or non-management director stock option plan, stock bonus plan, stock purchase plan or other management equity program or plan, (3) pursuant to any merger, share exchange or acquisition pursuant to which shares of Series A Common Stock are exchanged for, or issued upon cancellation or conversion of, equity securities of an entity engaged primarily in, or to acquire assets primarily for use in, the motion picture exhibition business, or (4) securities issuable upon exercise of previously issued warrants, options or other rights to acquire Common Stock or upon conversion of previously issued securities convertible into Common Stock, then the Company shall:

                      (i) deliver to the Purchasers written notice setting forth in reasonable detail (1) the terms and provisions of the securities proposed to be issued (the "Proposed Securities"); (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Purchaser may reasonably request in order to evaluate the proposed issuance; and

                      (ii) offer to issue to the Purchasers in the aggregate a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock beneficially owned by the Purchasers (assuming conversion of all shares of Series A Preferred Stock into Class A Common Stock, regardless of whether such shares are actually then convertible), by
         (y) the total number of shares of Common Stock then outstanding.

The Purchasers must exercise the purchase rights hereunder within ten (10) Business Days after receipt of such notice from the Company.

                      (b) Upon the expiration of the offering period described above, or if the Purchasers shall default in paying for or purchasing the Proposed Securities on the terms offered by the Company, the Company shall thereafter be free to sell such Proposed Securities that the Purchaser has not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchasers. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Purchasers pursuant to this Section 9.9.

                      (c) The election by the Purchasers not to exercise preemptive rights under this Section 9.9 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Purchasers the rights described in this Section 9.9 shall be void and of no force and effect, and the Company shall not register such sale or issuance on the books and records of the Company.

                                   ARTICLE 10

                           DIRECTOR DESIGNATION RIGHT


                  10.1 Directors. (a) From the HSR Clearance Date and for so long as the Purchasers and their Affiliates collectively beneficially own a number of shares of Common Stock (assuming conversion at such time of the Purchased Shares (regardless of convertibility)) that is not less than 50% of the number of shares of Common Stock beneficially owned (assuming conversion at such time of the Purchased Shares regardless of convertibility) by them immediately after the Closing (as such number may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events), GSCPIII shall have the right to designate, at all times and from time to time, two directors of the Company; and
(ii) for so long as the Purchasers and their Affiliates beneficially own a number of shares of Common Stock (assuming conversion at such time of the Purchased Shares (regardless of convertibility)) that is not less than 10% of the number of shares of Common Stock beneficially owned (assuming conversion at such time of the Purchased Shares (regardless of convertibility)) by them immediately after the Closing (as such number may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events), GSCPIII shall have the right to designate, at all times and from time to time, one director of the Company. Individuals designated pursuant to this paragraph shall be considered "Purchaser Designees" for purposes of this Agreement. The Initial Designees elected pursuant to paragraph (b) below shall be the initial Purchaser Designees.

                      (b) Promptly upon expiration, termination or satisfaction of the HSR Requirements (the "HSR Clearance Date"), each of the Company and the Board of Directors shall take such action as may be necessary (including seeking any necessary vote or approval of any stockholder of the Company, taking any action necessary to expand the size of the Board of Directors, or causing any existing director to resign in order to make room for the Initial Designees) to cause the Initial Designees to be elected to the Board of Directors, effective as of the HSR Clearance Date.

                      (c) If requested by GSCPIII, the Company will use reasonable efforts (in accordance with the Certificate of Incorporation and Bylaws of the Company and the DGCL) to cause the removal any Purchaser Designee (in accordance with the Certificate of Incorporation and Bylaws of the Company and the DGCL). Any vacancy among the Purchaser Designees caused by removal or by the death, retirement or resignation of any Purchaser Designee shall be filled by a Person designated by GSCPIII, and the Company agrees to take any such action as is necessary, in accordance with the Certificate of Incorporation and Bylaws of the Company and the DGCL, to cause such designee to be appointed or elected to the Board of Directors. In the event that the term of any director who at such time is a Purchaser Designee is to expire, then in connection with any meeting of the Company's stockholders at which a successor to such director is to be elected, the Company shall nominate a Purchaser Designee designated by GSCPIII and shall recommend that stockholders vote in favor of such individual's election to the Board of Directors in any proxy statement, information statement or other communication to stockholders issued or disseminated by the Company. In the event of any vacancy among the Purchaser Designees, the Board of Directors shall not take any action not approved by the remaining Purchaser Designee (or by the Purchasers if there be no remaining Purchaser Designee), during the period from the time GSCPIII informs the Company of a designee to fill any such vacancy to the time such designee is duly appointed or elected to the Board of Directors.

                      (d) GSCPIII and the Company agree that one Purchaser Designee shall have the right, but not the obligation, to sit on each committee of the Board of Directors.


                                   ARTICLE 11

                            TERMINATION OF AGREEMENT



                  11.1 Termination. (a) This Agreement may be terminated prior to the Closing as follows:

                       (i) by either the Purchasers or the Company if the Closing shall not have occurred before December 31, 1998; provided, however, that the right to terminate this Agreement under this Section 11.1(a) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement or willful breach of a representation or warranty has been the cause of or resulted in the failure of the Closing to occur on or before such date.

                       (ii) at the election of the Purchasers, if prior to the Closing Date there shall have been a breach of any of the Company's representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written notice thereof shall have been received by the Company;

                       (iii) at the election of the Company, if prior to the Closing Date there shall have been a breach of any of the Purchasers' representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 8.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written notice thereof shall have been received by the Purchasers;

                       (iv)  at the election of the Company or the
         Purchasers, if any legal proceeding is commenced and pending by any Governmental Authority seeking to prevent the consummation of the Closing or any other Contemplated Transaction and the Company or the Purchasers, as the case may be, reasonably and in good faith deem it impracticable or inadvisable to proceed in view of such legal proceeding; or

                       (v) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers.

                       (b) If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

                  11.2 Survival After Termination. If this Agreement terminates pursuant to Section 11.1 and the Contemplated Transactions are not consummated, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles 7 and 8 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 5.2 and 6.1, this Section 11.2 and Sections 12.2, 12.8 and 12.10 shall survive any termination of this Agreement.

                                   ARTICLE 12

                                 MISCELLANEOUS

                  12.1 Survival. None of the representations and warranties set forth in either of Article 3 or Article 4 shall survive the Closing. All other agreements, obligations and covenants of any party set forth in this Agreement shall survive the Closing indefinitely unless earlier terminated in accordance with their terms.

                  12.2 Expenses. (a) The Company shall pay its own expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement.

                       (b)   Unless this Agreement is terminated pursuant to
Section 11.1(a)(iii), the Company shall reimburse each of the Purchasers for the out-of-pocket expenses of the Purchasers or any of their Affiliates (whether or not incurred prior to the date hereof), including, without limitation, the fees, disbursements and other reasonable expenses of attorneys, accountants and any other advisors thereto, arising out of or relating to the negotiation, execution, delivery, performance and consummation of this Agreement. Such reimbursement shall be made not later than the third Business Day following the later of (1) the Closing Date and (2) the date on which the Purchasers provide a written statement of their expenses to the Company; provided, however, that if this Agreement is terminated prior to the Closing Date other than pursuant to
Section 11.1(a)(iii), such reimbursement shall be made not later than the third Business Day following the date on which the Purchasers provide a written statement of their expenses to the Company. In addition, the Company shall reimburse each of the Purchasers for the out-of-pocket expenses of the Purchasers or any of their Affiliates (whether or not incurred prior to the date hereof), including, without limitation, the fees, disbursements and other reasonable expenses of attorneys, accountants and any other advisors thereto, arising out of or relating to the negotiation, execution, delivery, performance and consummation of any amendment to this Agreement or the Convertible Debt Indenture (as defined in the Certificate of Designations attached hereto as Exhibit A).

                  12.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

                (a)      if to the Company:

                         c/o CARMIKE CINEMAS, Inc.
                         1301 First Avenue
                         Columbus, Georgia  31901
                         Attention:       Forrest Lee Champion, III
                         Telecopy:        (706) 324-0470

                         with a copy to:

                         Troutman Sanders LLP
                         600 Peach Tree Street, Suite 5200
                         Atlanta, Georgia 30308
                         Attention:       Patricia A. Wilson
                         Telecopy:        (404) 885-3900

                (b)      if to the Purchasers:

                         GS Capital Partners III, L.P.
                         85 Broad Street
                         New York, New York
                         Attention:        Ben Adler

                         Telecopy:         (212) 357-5505

                         with a copy to:

                         Wachtell, Lipton, Rosen & Katz
                         51 West 52nd Street
                         New York, New York 10019
                         Attention:        Mitchell S. Presser
                         Telecopy:         (212) 403-2000

Any party may by notice given in accordance with this Section 12.3 designate another address or person for receipt of notices hereunder.

                  12.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Other than the parties hereto and their successors and permitted assigns and, with respect to Article 9, any Exercising Holders, no Person is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that prior to the Closing, any Purchaser may assign all or any portion of its rights hereunder (along with the corresponding obligations) to any Affiliate of the Purchasers or by any Purchaser to its security holders or partners. Any assignee of any Purchaser pursuant to the proviso of the foregoing sentence shall be deemed to be a "Purchaser" for all purposes of this Agreement.

                  12.5 Amendment and Waiver . (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

                      (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and each Purchaser.

                  12.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  12.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  12.8 GOVERNING LAW; EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE. The parties hereby irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the Borough of Manhattan, City of New York, State of New York (or, if such federal courts shall not have jurisdiction over such matters, to the jurisdiction of the state courts of the State of New York located in the Borough of Manhattan, City of New York, State of New York) solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the Contemplated Transactions and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal or state court.

                  12.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  12.10 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  12.11 Further Assurances. Each of the parties shall execute such documents and take, or cause to be taken, all appropriate action, and shall do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions and obtain any consents, exemptions, authorizations, or other actions by, or give any notices to, or make any filings with, any Governmental Authority or any other Person.

                  12.12 Public Announcements. Except to the extent required by law or the regulations of any national securities exchange or the NASD, none of the parties hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the Contemplated Transactions (other than communications among any of the Purchasers and any of the partners of any partner of any Purchaser) without consulting the other parties, and, during the period from the date hereof until thirty (30) days after the Closing Date, without the approval of the other parties (such approval not to be unreasonably withheld).

                  12.13 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                CARMIKE CINEMAS, INC.


                By:   /s/ John O. Barwick, III
                   -----------------------------------------------------
                     Name:  John O. Barwick, III
                     Title:  S.V.P.


PURCHASERS:     GS CAPITAL PARTNERS III, L.P.

                    By: GS Advisors III, L.P., its general partner

                        By: GS Advisors III, L.L.C., its general partner

                            By:  /s/ Elizabeth C. Fascitelli
                               -----------------------------------------
                                 Name: Elizabeth C. Fascitelli
                                 Title:  Managing Director
                                         Attorney-in-Fact


                GS CAPITAL PARTNERS III OFFSHORE, L.P.

                    By: GS Advisors III (Cayman), L.P., its general
                        partner

                        By: GS Advisors III, L.L.C., its general partner

                            By: /c/ Elizabeth C. Fascitelli
                              ------------------------------------------
                                Name: Elizabeth C. Fascitelli
                                Title:  Managing Director
                                        Attorney-in-Fact


                GOLDMAN SACHS & CO. VERWALTUNGS GMBH

                By:   /s/ Elizabeth C. Fascitelli
                   -----------------------------------------------------
                      Name: Elizabeth C. Fascitelli
                      Title:  Managing Director
                              Attorney-in-Fact
                and

                By:   /s/ Robert Gheewalla
                  ------------------------------------------------------
                         Name:  Robert Gheewalla
                         Title:  Vice President
                                 Attorney-in-Fact


               [FIRST SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                THE GOLDMAN SACHS GROUP, L.P.

                By:  The Goldman Sachs Corporation, General Partner

                     By:  /s/ Elizabeth C. Fascitelli
                        ------------------------------------------------
                         Name:  Elizabeth C. Fascitelli
                         Title:  Managing Director
                                 Attorney-in-Fact



               [SECOND SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]